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                                                                    Exhibit 23.3

                 CONSENT OF VIAL, HAMILTON, KOCH & KNOX, L.L.P.


To the Board of Directors of MSI Holdings, Inc.


        We consent to the use of our name under the heading Legal Matters in the registration statement amendment number 3 on form S-3 for the above named company.



                                             Vial, Hamilton, Koch & Knox, L.L.P.


                                             /s/ Gary Woolfolk



Dallas, Texas
May 19, 2000